Exhibit 23.1

Walsh, Jastrem & Browne, LLP

Certified	Seaport West
Public Accountants & Consultants	155 Seaport Boulevard
Boston, MA 02210
617 227 3333
617 227 5430 Fax
www.wjbcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-8686) of our report, dated June 27, 2013, relating to the financial statements and supplemental schedule of Fresenius Medical Care North America 401(k) Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2012.

WALSH, JASTREM & BROWNE, LLP

Boston, Massachusetts

June 27, 2013

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